EXHIBIT 4

                          AMENDMENT TO CLASS I WARRANT

     THIS AMENDMENT TO THE CLASS I WARRANT TO PURCHASE CLASS A COMMON STOCK ("Amendment") is made and entered into as of the 5th day of June 1998 by and among Advanced Machine Vision Corporation, a California corporation ("Company") on the one hand, and Veneer Technology, Inc. (formerly Ventek, Inc.), an Oregon corporation ("Veneer") and Rodger A. Van Voorhis, Douglas Hickman, Kenneth Winder and Thomas Thompson (collectively, the "Shareholders") on the other hand.

     WHEREAS, the Class I Warrant was issued by the Company in connection with that certain Asset Purchase Agreement dated July 24, 1996 by and among the Company, Veneer and the Shareholders;

     WHEREAS, the parties desire to amend the Class I Warrant to adjust the number of shares of Class A Common Stock issuable upon exercise of the Class I Warrant due to the failure of Ventek, Inc. to meet certain sales and earnings goals set forth in the Class I Warrant;

     WHEREAS, it is in the best interests of the parties to adjust such Warrant to further simplify the Company's capital structure.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

     1. Veneer and the Shareholders represent that they have the legal right to execute this Amendment.

     2. Veneer and the Shareholders have not assigned or pledged in the past, nor will they in the future assign or pledge, any right, title or interest in the Class I Warrant or this Amendment.

     3. The number of shares of Class A Common Stock issuable pursuant to the Class I Warrant is changed from 1,000,000 to 250,000.

     4.  Section 2 of the Class I Warrant is hereby deleted in its entirety.

     5. Section 1(d) is amended to read: "`Initial Warrant Exercise Date' shall mean March 31, 1997."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.


                                             ADVANCED MACHINE VISION CORPORATION



                                             By:  /s/ Alan R. Steel
                                                --------------------------------
                                                Alan R. Steel
                                                Vice President, Finance and CFO



                                             VENEER TECHNOLOGY, INC.



                                             By:  /s/ Rodger A. Van Voorhis
                                                --------------------------------
                                                Rodger A. Van Voorhis
                                                President


                                             SHAREHOLDERS


                                                /s/ Douglas Hickman
                                                --------------------------------
                                                Douglas Hickman



                                                /s/ Kenneth Winder
                                                --------------------------------
                                                Kenneth Winder



                                                /s/ Thomas Thompson
                                                --------------------------------
                                                Thomas Thompson



                                                /s/ Rodger A. Van Voorhis
                                                --------------------------------
                                                Rodger A. Van Voorhis